BEARMAN & TALESNICK
                            PROFESSIONAL CORPRAITON
                                ATTORNEYS AT LAW
                      1200 SEVENTEENTH STREET, SUITE 2600
                          DENVER, COLORADO 80202-5826
                                 (303) 572-6500
                               FAX (303) 572-6511
                           E-MAIL: BTCDENVER@AOL.COM
ALAN L. TALESNICK
ROBERT M. BEARMAN
MARTHA S. NACHMAN
FRANCIS B. BARRON
                               DECEMBER 23, 1998

PYR Energy Corporation
1675 Broadway, Suite 1150
Denver, Colorado 80202

Gentlemen and Ladies:

     We have acted as counsel for PYR Energy Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form SB-2 under the Securities Act of 1933, as amended, of the transfer of 4,933,334 shares of the Company's $.001 par value common stock ("Common Stock") by certain stockholders of the Company (the "Selling Stockholders"). These shares consist of (1) up to 4,166,668 shares of Common Stock that may be issued to certain Selling Stockholders upon the conversion of convertible promissory notes (the "Notes") purchased from the Company, (2) up to 500,000 shares that may be issued to pay interest on the Notes or to pay dividends on the Series A Preferred Stock that may be issued upon conversion of the Notes, and (3) 266,666 shares of Common Stock (the "Lease Shares") issued in exchange for interests in oil and gas leases and seismic data transferred to the Company. The shares of Common Stock that may be issued upon the conversion of, or the payment of interest or dividends on, the Notes and/or the Series A Preferred Stock are referred to as the "Conversion Shares".

     We have examined the Certificate Of Incorporation and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (i) the Lease Shares of Common Stock being transferred by certain Selling Stockholders have been legally issued and are fully paid and non-assessable, and (ii) the Conversion Shares of Common Stock to be issued, if and when sold and delivered as described in the Company's Registration Statement on Form SB-2 (the "Registration Statement"), will have been legally issued, and will constitute fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

PYR Energy Corporation
December 23, 1998
Page 2

     This opinion is to be used solely for the purpose of the registration of the transfer of the Lease Shares and the Conversion Shares of Common Stock and may not be used for any other purpose.

                                     Very truly yours,

                                     /s/  Bearman & Talesnick
                                       Professional Corporation
                                     --------------------------
                                         BEARMAN & TALESNICK
                                       Professional Corporation